UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): October 16, 2000


                        TRANS ENERGY, INC.
      (Exact Name of Registrant as Specified in its Charter)



       NEVADA                  0-23530          93-0997412
   State or Other            (Commission        (IRS Employer
   Jurisdiction)             File Number)       Identification
                                                   Number)

   210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170 (Address of Principal Executive Offices and Principal Place of Business)

Registrant's Telephone Number, Including Area Code: (304) 684-7053




                             FORM 8-K

Item 3.  Bankruptcy or Receivership

     On February 7, 2001, the United States Bankruptcy Court, Southern District of Texas, entered an Order Granting Motion to Dismiss Chapter 7 Case in the action entitled In Re: Trans Energy, Inc., Case No. 00-39496-H4-7. The Order dismissed the involuntary bankruptcy action instituted against Trans Energy, Inc. (the "Company") on October 16, 2000. The sole petitioning creditor named in the Involuntary Petition was Western Atlas International, Inc. ("Western"). An Order for Relief Under Chapter 7 was entered by the Court on November 22, 2000.

     On April 23, 2000, the 189th District Court of Harris County, Texas entered an Agreed Final Judgment in favor of Western against the Company in the amount of $600,665.36, together with post judgment interest at 10% per annum. Following the judgment, Western and the Company entered into settlement negotiations concerning the Company's satisfaction of the judgment through payments over a four to five month period together with the pledge of collateral on certain unencumbered assets. Previously, on or about July 9, 1998, a judgment had been entered in the 152nd District Court of Harris County, Texas against the Company in favor of Baker Hughes Oilfield Operations, Inc. d/b/a/ Baker Hughes Inteq. Western Geophysical ("Baker"), a division of Western Atlas International, Inc., in the amount of $41,142.00, together with interest and attorney fees. This judgment was outstanding at the time of the filing of the Involuntary Petition.

     During its negotiations with Western for settlement of the Judgment, the Company made a $200,000 "good faith payment" to Western's counsel on October 23, 2000. On December 12, 2000, Joe Hill was named as the Chapter 7 Trustee. Subsequently, Western's counsel delivered the $200,000 to the Trustee.

     On January 19, 2001, the Company filed with the Bankruptcy Court the Motion to Dismiss Chapter 7 Case. The reasons cited by the Company in support of its Motion to Dismiss included, but were not limited to, (i) the Texas Court being an improper venue for the action, and (ii) the Company never receiving the Involuntary Petition and Summons notifying it of the action. In anticipation of the Bankruptcy Court dismissing the Involuntary Petition, on February 2, 2001, the Company entered into a Settlement Agreement with Baker Hughes Oilfield Operation, Inc., d/b/a/ Baker Hughes Inteq. Western Geophysical, a division of Western Atlas International, Inc. (the "Baker Entities"). In entering its order on February 7, 2001 to dismiss the action, the Court ordered the Trustee to retain $17,694.80 for satisfaction of administrative fees and expenses, and to pay to Western and Baker the sum of $182,736.66, on behalf of the Company and pursuant to the terms of the Settlement Agreement.

     The Settlement Agreement provided that, subject to the approval of the Bankruptcy Court, the Company agreed to pay to the Baker Entities $759,664.31, plus interest at 10%. In addition to the $200,000 payable from the escrow, the Company agreed to pay to the Baker Entities an initial payment of $117,260.71 within fifteen days from the date of the Dismissal Order (due February 21, 2001). The Company also agreed to make additional payments of $100,000 every thirty days following the initial payment, with the first payment due beginning no later than March 23, 2001, continuing until the total obligation plus interest is paid in full. Further, the Company pledged as collateral certain properties, personal property and fixtures and two directors each pledged 750,000 shares of the Company's common stock which they personally own.






                            SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   TRANS ENERGY, INC.



Date:  February 15, 2001      By       /S/ Loren  E.  Bagley
                              LOREN E. BAGLEY, President,
                              Chief Executive Officer and
                              Principal Financial Officer